UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Uber Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Explanatory Note

The following is a presentation that Uber Technologies, Inc. (the “Company”) intends to use in meetings with stockholders. The Company may in the future send or give the same or substantially similar communications, or use selected portions of the following communication, from time to time in meetings with stockholders.

2024 Annual Meeting Stockholder Engagement May 6, 2024 Uber

2024 Annual Meeting Stockholder Engagement 2 2024 Annual Meeting of Stockholders Uber appreciates your investment and requests your support at our May 6 Annual Meeting Voting Agenda Board’s recommendation Proxy reference Election of directors ✔ FOR p. 16 Advisory vote to approve 2023 named executive officers (NEOs) compensation (the “say-on-pay vote”) ✔ FOR p. 74 Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 ✔ FOR p. 75 Management proposal to amend the Company’s Certificate of Incorporation to reflect Delaware law provisions regarding exculpation of officers ✔ FOR p. 77 Stockholder proposal to prepare an independent third-party audit on driver health and safety x AGAINST the stockholder proposal p. 79 Uber I

2024 Annual Meeting Stockholder Engagement 3 A global tech platform at massive scale Serving multi-trillion-dollar markets with products leveraging our core technology and infrastructure MOBILITY DELIVERY FREIGHT 70+ Countries 10K+ Cities1 1. Based on our international definition of cities; countries and cities metrics as of December 31, 2023. 2. As a percentage of Q4 2023 Gross Bookings for Mobility, Delivery, and Freight. Figures may not total 100% due to rounding. 3. Based on constant currency. 4. Monthly Active Platform Consumers - the number of unique consumers who completed a Mobility ride or received Delivery order on our platform at least once in a given month, averaged over each month in the quarter. 5. As of January 2024. 51%2 45%2 3%2 $37.6B Gross Bookings +21% YoY 3 150M MAPCs 4 2.6B Trips +24% YoY 6.8M Drivers & Couriers 1M+ Merchants 5 Q4 2023 Results Uber I

Experienced and diverse board continues to guide our growth



Ronald Sugar (Chair)
Former Chairman & CEO, Northrop Grumman
Committees: Nominating and Governance (Chair); Compensation



Revathi Advaithi
CEO, Flex Ltd.
Committees:
Audit



New

Turqi Alnowaiser
Deputy Governor and Head of International Investments Division, The Public Investment Fund
Committees: Audit



Ursula Burns
Former Chairman and CEO, VEON Ltd.
Committees:
Audit; Nominating and Governance



Robert Eckert
Operating Partner, FFL Partners LLC
Committees: Nominating and Governance; Compensation (Chair)



Amanda Ginsberg
Former CEO, Match Group, Inc.
Committees: Compensation



Dara Khosrowshahi
CEO, Uber Technologies, Inc.
Committees:
None



Wan Ling Martello
Co-founder & Partner, BayPine
Committees:
Nominating and Governance; Compensation



John Thain
Former Chairman and CEO, CIT Group
Committees:
Audit (Chair)



David Trujillo
Partner, TPG
Committees: Nominating and Governance; Compensation



Alexander Wynaendts
Former CEO and Chairman
Chairman, Aegon NV
Committees:
Audit

Note: *This reflects the Board members who are nominees for re-election at the 2024 Annual Meeting of Stockholders*

Uber | 2024 Annual Meeting Stockholder Engagement 4

Experienced and diverse board continues to guide our growth *Age and Board tenure measured as of March 25, 2024 **Does not include Mr. Khosrowshahi (54), as he is not an independent director Uber I Board Independence 85% 91% Independent • Independent (10) • Non-Independent (1) of S&P 500 directors are independent Board Tenure· 7.8 4.9 Avg. years of tenure • > 5 years (6) • 2-4 years (4) • 0-2 years (1) years is the average tenure of S&P 500 boards Gender Diversity 33% 36% Female • Female(4) • Male(7) of S&P 500 directors are female Director Age· 63.3 61 Avg. independent director age .. • 45-55 years (3) • 56-65 years (4) • 66+ years (3) years is the average age of independent S&P 500 directors Ethnic Diversity 24% 27% Ethnic minorities • Ethnic minorities (3) • Not ethnic minorities (8) of S&P 500 directors are ethnic minorities Skills, Experience, & Background Financial Expert ise Global Company Leadership Sustainability & Human Capital Management Consumer & Digital Experience Innovation & High-Growth Experience Government, Pol icy, & Regulatory Experience Technology & Cybersecu rity Experience 2024 Annual Meeting Stockholder Engagement

6 Best in class governance that is responsive to stockholder feedback Independent Chairperson Ensure diverse candidate slate for every open Board seat Fully independent committees that meet at least quarterly What We Do What We Don’t Do Dual class stock Require supermajority vote to amend bylaws or certificate of incorporation Allow hedging of Uber stock by directors or employees Allow pledging of Uber stock by directors or employees for margin or speculative transactions Stockholder rights plan (“poison pill”) Classified board Annual elections for all directors Directors elected by majority vote in uncontested elections Board oversight of management succession planning Board, committee, and individual director evaluation process Stock ownership guidelines for all directors and executive officers Executive compensation performance metrics tied to cultural values, including safety, climate, and diversity, equity, and inclusion (DEI) Require supermajority vote to remove directors Proxy access in bylaws Our commitment to effective corporate governance is illustrated by these best practices 2024 Annual Meeting Stockholder Engagement Clawback policy that exceeds SEC, NYSE requirements Stockholders right to call a special meeting New Uber I

2024 Annual Meeting Stockholder Engagement 7 Stockholder engagement feedback Held calls with over 50% of our top 100 stockholders representing over 35% of shares outstanding (IR & ESG) In 2024, we: Topics included: Environment ● Climate transition plan ● Climate goals ● ZEV strategy Social ● Platform safety ● Product fairness ● Labor models and Driver and Courier satisfaction ● Our new Civil Rights Assessment ● Data privacy and cybersecurity Governance ● Executive compensation ● Board composition ● Stockholder rights Uber I

2024 Annual Meeting Stockholder Engagement ● 95% of CEO compensation and 92% of NEO compensation variable based on performance and at risk ● At least one-third of annual equity awards to NEOs were in the form of PRSUs (50% for CEO and CFO); CEO continues to receive a combination of stock options and time-based RSUs instead of all RSUs ● Decreased annual equity grants by 10% per individual NEO compared to 2022 grants ● In 2023, adopted an expanded Clawback Policy that exceeds the SEC requirements ● Incorporated stockholder financial expectations in our incentive program goals ● Incorporated stock-based compensation (SBC) expense into 2023 annual cash bonus goals Financial (60%) • 20% - Adjusted EBITDA • 20% - Adjusted EBITDA Less SBC (NEW) • 20% - Gross Bookings Strategic & Operational Priorities (40%) • 5 equally weighted metrics (each 8%) Individual Modifier (50%-150%) • Results of Company goals may be adjusted by an individual modifier based on a mixture of quantitative and qualitative goals Max program payout: 200% Financial and Strategic Measures: • 40% - Adjusted EBITDA Margin (annual)* • 40% - Gross Bookings Growth (3 yr. avg) • 20% - ESG (end of 3-yrs.) ○ 10% - DEI goals ○ 10% - Safety goals 3-yr. relative TSR modifier (70%-130%) Financial and Strategic results are multiplied by a relative TSR modifier Vesting schedule: 3 yr. cliff Max program payout: 150% * Adjusted EBITDA as a percentage of Gross Bookings 2023 Incentive Structure 2023 PRSU Structure 2023 Bonus Structure 70% - 130% Relative TSR Modifier 50% - 150% Individual Performance Modifier 2023 Program Highlights 2024 Program Preview ● Added a climate goal to our long-term incentive program ● Continued to incorporate stock-based compensation (SBC) expense into 2024 annual cash bonus goals Executive compensation is performance-based and transparent

ESG program and reporting responsive to stockholders

Refreshed disclosures, new assessments, and governance enhancements


Uber
2024
Environmental,
Social, and
Governance
Report

Refreshed 2024 ESG Report


A Report to
Uber Technologies, Inc.
COVINGTON

Independent third-party Civil Rights Assessment


Uber's Climate Assessment and Performance Report
"The road to zero emissions requires transparency and being accountable for progress year after year. Uber is proud to be the first mobility platform to measure and report on emissions from customers' real-world use of our products."

Continued reporting on Climate Assessment and Performance Report


Uber
US Political
Engagement
Report

2023 Political Engagement Report

ESG standards and frameworks

- Sustainability Accounting Standards Board
- Task Force on Climate-Related Financial Disclosures

Disclosure responsiveness

- S&P Global Ratings
- CPA Zicklin Index of Corporate Political Disclosures
- CDP

Validation

- Science Based Targets initiative

Uber 2024 Annual Meeting Stockholder Engagement

9

10 We do not believe proposal 5 is appropriate or necessary 2024 Annual Meeting Stockholder Engagement The Board recommends a vote AGAINST the stockholder proposal Uber already provides extensive reporting on our safety initiatives, goals, and performance 1 ● Uber continues to be the industry leader in providing transparent reporting on safety ● To our knowledge, we are the only rideshare company to release an independent third-party Civil Rights Assessment (CRA), which covered safety issues ● We intend to continue proactively providing updates to future iterations of our safety reporting We have consistently demonstrated a strong and continued commitment to the safety of our platform 2 ● We continue to pioneer new safety features for our platform ● Uber’s global safety management system (SMS) drives organizational safety practices globally ● Working with global experts on driver and courier health and safety ● To our knowledge, we are the only rideshare company to include safety metrics in executive compensation An independent third-party safety audit and report as required by a stockholder proposal would be duplicative of Uber’s reporting on safety 3 ● Uber is focused on implementing the recommendations of the CRA, which was resource and cost intensive ● We have already made progress on our CRA safety recommendations, including adding a new member to the Safety Advisory Board with experience evaluating and addressing worker health and safety risks and who will focus on driver and courier safety ● Core elements of the proposal have already been met through the CRA Uber has an unparalleled commitment to safety For more information, please see page 79 of proxy statement Uber I

11 Progress on safety 2024 Annual Meeting Stockholder Engagement Led the industry by releasing US Safety Report 2019 Published second Safety Report 2022 Updated ESG Report to include discussion of global safety management system and methods of accountability for safety improvement 2023 Conducted Civil Rights Assessment (CRA) with safety included 2023 Began implementing safety related CRA recommendations 2023 Enhanced disclosures on our work on safety 2024 Recruited Sec. Jeh Johnson to lead Uber’s Safety Advisory Board (SAB) 2018 Safety metrics added to compensation for CEO 2017 Appointed new SAB member with expertise in worker health and safety 2024 Uber I -• Iii .• .,

12 We are committed to safety 2024 Annual Meeting Stockholder Engagement Uber’s commitment to Driver health and safety is reflected in our strong safety record and in our operational performance Uber remains the industry leader in providing transparent reporting on safety Number of active Driver and Couriers has grown over one million as of year end 2023 (all time high) Monthly active Drivers up 10% YoY globally as of Q4’23 Active Drivers leaving Uber platform are down broadly across top markets Progress against Civil Rights Assessment safety recommendations already underway Resource and cost intensive to conduct additional safety assessment Continue to enhance safety innovations Appointed worker health and safety advisory board member to Safety Advisory Board Enhanced reporting around our global safety management system Board and management oversee safety Safety is incorporated into executive compensation to drive accountability 99.9% of rides occur without incident Uber I •••••• llJ .• ., • I!\ •-

13 Facts about the 2023 Civil Rights Assessment 2024 Annual Meeting Stockholder Engagement We are the only rideshare company to conduct independent third-party civil rights assessment, covering safety issues Civil Rights Assessment (CRA): ● Published results August 2023 ● Each member of Executive Team interviewed ● 80 internal subject matter experts consulted ● Held roundtable meeting with Uber Crew—a group of more than 70 Drivers and Couriers across regions ● Met with civil rights organizations ● Reviewed documents and data including policies, procedures, and training materials Safety related topics reviewed: ● Standards and policies ● Prevention efforts ● Complaints, investigations, and discipline procedures ● Response to fairness concerns in the deactivation experience ● Data transparency and accountability practices Products and platform topics reviewed: ● Marketplace fairness ● Accessibility ● Potential bias against Drivers in protected classes ● Potential bias against Riders in protected classes ● Safety and harassment ● Complaints and investigations ● Surveillance technology ● Data privacy practices How we have responded to CRA recommendations: ● Established Equity Leadership Council to implement CRA and its recommendations, including safety ● Board and management will continue to have oversight ● Appointed a new member with expertise in worker health and safety to Uber’s Safety Advisory Board ● Enhanced our disclosure and made progress to improve deactivation policies and procedures Uber I

Innovations to our technologies

- Launched safety preferences globally so riders can automatically turn safety features on based on time or location–e.g., trips after 9pm, trips starting near a bar or restaurant
- Continued leveraging technology to deter bad behavior and drive accountability through safety recording; Audio recording expansion has continued globally
- Uber's technology is used to improve road safety–e.g., Driving-Hours Tool to avoid drowsy driving, left hand turn reductions
- RideCheck, which detects and sends notifications regarding rare events like long stops, unexpected routes, or possible crashes
- Continued to create customized safety education content for Drivers and Couriers prioritizing their top safety concerns and leading safety indicators

Enhancements to safety features

Innovating and investing in new technologies


Safety
Safety tools
How you're protected
Auto-detour detection

New Safety Toolkit


Heading to San Francisco Station
Try local favorites

Text to 911


0.3mi
10th Ave
9 min
16 min 1.5 mi

Reducing turns into oncoming traffic


Baker St
0.5mi
16 min 1.5 mi

Controlled intersection alerts


Pickup spot
Meet at your pickup spot on Mission St
3M53AF2

Record my ride

Uber | 2024 Annual Meeting Stockholder Engagement

14

Uber has continued to innovate to leverage technology to help keep users safe


Safety
Safety tools
Contact 911
Contact safety agent
Record audio
Share trip
Report issue
Safety preferences on
How you're protected
Active
Auto-detour detection
RideCheck can help if a ride is disrupted or goes off course
Review your safety preferences
Safety features
These will turn on when you use your preferences.
Get more safety check-ins
We can check on you sooner if your ride goes off course or ends early.
Use PIN Verification
You can use a PIN to help make sure you get into the right car.
Record audio
You can send us a recording if you report a safety issue.
Share trip status
You can share your live location and trip details with friends or family.
Share with Abigail Franks
Schedule
This is how and when your preferences will turn on.
All rides
On during every ride

Entry point


Franklin St
300ft
Safety Toolkit
Record Audio 0:00 Stop
Follow My Ride Stop
Proof of Trip Status
Show law enforcement your current trip status
Report a Crash
Live Help from a Safety Agent
911 Assistance

Audio recording


10th Ave
0.3mi
9 min
9 min
35
LIMIT
16 min 1.5 mi
Picking up Jenny

Complex turns

100% global coverage

Uber | 2024 Annual Meeting Stockholder Engagement 15

16 Oversight, compensation, and engagement with proponent 2024 Annual Meeting Stockholder Engagement Board and executive oversight ● Overseen at highest levels of our company ● Drive executive accountability by including safety in our executive compensation plan as a performance metric for over 5 years Stockholder engagement (see page 83 of our proxy statement) ● Robust engagement with proponent in 2023 to work towards a mutually agreeable outcome and to clarify fundamental misunderstandings in the proposal ● Proponent unexpectedly rejected the agreed-to resolution ● Continued engagement with proponent following the release of the Civil Rights Assessment (CRA) on steps being undertaken to implement the CRA recommendations, including global recommendations related to safety and governance ● Proponent did not re-engage on the topic of Safety but instead submitted a stockholder proposal ● As with other situations, we remain committed to constructive dialogue and engagement with our stockholders The Board recommends a vote AGAINST the stockholder proposal Uber I

17 Forward-looking statements 2024 Annual Meeting Stockholder Engagement This presentation may contain forward-looking statements regarding our future business expectations, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward- looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments and proceedings, particularly with respect to our relationships with drivers and couriers and the impact of the global economy, including rising inflation and interest rates. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2023 and subsequent, quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this presentation is as of the date hereof and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of such date. We undertake no duty to update this information unless required by law. Uber I